Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statement (No. 333-283474) on Form F-3 of our report dated February 14, 2023, with respect to the consolidated financial statements of Triton International Limited. /s/ KPMG LLP New York, New York February 28, 2025 EXHIBIT 15.2